EXHIBIT 11

                                    FIBERMARK

                         STATEMENT REGARDING COMPUTATION
                            OF NET EARNINGS PER SHARE
                                    Unaudited

Statement regarding computation of per share earnings attached to and made part of Part II of Form 10-Q for the nine-month period ended September 30, 1998 and 1997.

                                                 -------------  -------------
                                                 September 30,  September 30,
                                                     1998           1997
                                                 -------------  -------------
BASIC SHARES
       Weighted average number of
       shares issued and outstanding                 7,742,493      6,068,526

DILUTIVE SHARES
       Average Fixed Stock Options                     336,995        348,349
                                                 -------------  -------------

       Adjusted weighted average shares              8,079,488      6,416,875


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